RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is dated as of ###GRANT_DATE###, between Mechanics Bancorp, a Washington corporation (the “Company”), and ###PARTICIPANT_NAME### (the “Participant”).
W I T N E S S E T H
In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:
1.Grant and Vesting of Restricted Stock Units.
a.Subject to the provisions of this Agreement and to the provisions of the Mechanics Bancorp 2025 Equity Incentive Plan (the “Plan”), the Company hereby grants to the Participant as of ###GRANT_DATE### (the “Date of Grant”), an Award under the Plan of ###TOTAL_AWARDS### Restricted Stock Units (the “Awarded Units”). Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time. All capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Plan.
b.Subject to the terms and conditions of this Agreement, the Awarded Units shall vest and no longer be subject to any restriction in ###NUMBER###equal installments on each of ###DATES### (each such vesting date, the “Vesting Date” with respect to the applicable installment, and the period from the Date of Grant through the applicable Vesting Date, the “Restriction Period” with respect to such installment), provided that the Participant is employed by (or, if the Participant is an Outside Director or Contractor, is providing services to) the Company or any of its Subsidiaries or affiliates on the applicable Vesting Date.
c.Notwithstanding the foregoing, in the event of the Participant’s Termination of Service during a Restriction Period due to death, Total and Permanent Disability, or Retirement (as defined below), any unvested Awarded Units granted hereunder shall vest immediately and no longer be subject to restriction. Except as provided in the preceding sentence, in the event of the Participant’s Termination of Service during a Restriction Period, all unvested Awarded Units shall be forfeited by the Participant for no consideration effective immediately upon such Termination of Service. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Units shall cease and terminate, without any further obligation on the part of the Company. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or affiliates or interfere in any way with the right of the Company or any such Subsidiaries or affiliates to terminate the Participant at any time.
d.To the extent not previously forfeited, the Awarded Units shall vest immediately in full and no longer be subject to restriction upon the Participant’s Termination of Service by the Company without Cause (or, in the case of a Participation party to an Individual Agreement that defines Good Reason, by the Participant for Good Reason (as defined in such Individual Agreement)) within six months preceding or 12 months following a Change in Control.
e.For purposes of this Agreement, the following terms are defined as set forth below:

i.“Cause” means (a) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (b) if there is no such Individual Agreement or if it does not define Cause: (i) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect, (iii) dishonesty in the course of fulfilling the Participant’s employment duties, (iv) a material violation of the Company’s ethics and compliance program, code of conduct or other material policy of the Company or (v) prior to a Change in Control, such other events as shall be determined by the Committee.
ii.“Individual Agreement” means an employment, consulting or similar agreement between the Participant and the Company or one of its affiliates. If a Participant is party to both an ongoing employment agreement and a change in control severance agreement, the employment agreement shall be the relevant Individual Agreement prior to a Change in Control and the change in control severance agreement shall be the relevant Individual Agreement after a Change in Control.
iii.“Retirement” means the Participant’s Termination of Service (other than due to death or Total and Permanent Disability) on or after the Participant has attained age 62 and completed at least five years of continuous service as an Employee or Outside Director of the Company or any of its affiliates, provided that a termination shall be considered a Retirement only if (x) it occurs subsequent to December 31, 2026, (y) the Participant provides prior written notice to the Committee of the Participant’s intention to retire no less than six months, and no more than seven months, prior to the date of such Retirement, and (z) the Participant executes a general release of claims (which may include non-disparagement or other restrictive covenants consistent with Section 7) in favor of the Company and its affiliates on or following the Retirement date in form and substance satisfactory to the Company, which release becomes effective and irrevocable no later than the 30th day following the Retirement date.
f.Awarded Units that have become vested pursuant to the terms of this Section 1 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs.”
2.Settlement.
All Vested RSUs will be settled within 30 days following the earliest to occur of (a) the applicable Vesting Date and (b) the Participant’s eligible Termination of Service (subject to any required delay in accordance with Section 8.b below); provided, that if vesting of the Awarded Units is subject to the Participant’s execution, delivery and the effectiveness of a release of claims from the Participant, and such 30-day period commences in one calendar year and ends in the subsequent calendar year, then the vesting and settlement of the Awarded Units shall occur in the subsequent calendar year. If the Company declares an ordinary quarterly cash dividend in respect of shares of Common Stock, the Company shall, in respect of each Awarded Unit outstanding as of the record date for such dividend, credit to the Participant a cash amount equal to the amount (such amount, the “Dividend Equivalent Amount”) of cash dividend that would have been payable in respect of such Awarded Unit were it an actual share of Common Stock, which amount shall be paid to the Participant on the applicable settlement date of the underlying Awarded Unit (it being understood that no such payment shall be made if the underlying Awarded Unit does not vest). The Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs, subject to the provisions of the Plan and this Agreement, including, without limitation, the forfeiture provisions of Section 1.c, and the clawback provisions of Section 15, and shall electronically register such shares in the Participant’s name or in the name of such person or persons to whom the Participant’s rights under the Award passed by will or the applicable laws of descent and distribution. From and after the date of registration of such shares of Common Stock, the Participant, or such person or persons to whom the Participant’s rights under the Award passed by will or the applicable laws of descent and distribution, as the case may be, shall have full rights of transfer or resale with respect to such shares of Common Stock, subject to applicable policies, and state and federal regulations.
3.Who May Receive Converted Vested RSUs.
During the lifetime of the Participant, shares of Common Stock received upon settlement of Vested RSUs shall only be received by the Participant or the Participant’s legal representative.  If the Participant dies prior to the date his or her Vested RSUs are converted into shares of Common Stock as described in Section 2 above, any shares of Common Stock relating to such converted Vested RSUs may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.
4.Nontransferability of the Restricted Stock Units.
Subject to the provisions of the Plan and this Agreement, Unvested RSUs shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, or otherwise.
5.Rights as a Stockholder.
The Participant will have no rights as a stockholder with respect to any shares of Common Stock until the electronic registration of such shares of Common Stock in the Participant’s name with respect to the Awarded Units.  The Awarded Units shall be subject to the terms and conditions of this Agreement regarding such shares of Common Stock.
6.Conditions for Issuance.
The Committee may, in its discretion, require the Participant to represent to, and agree with, the Company in writing that such person is acquiring the shares of Common Stock without a view toward the distribution thereof. The Common Stock may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or this Agreement, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (a) listing, or approval for listing upon notice of issuance, of such shares of Common Stock on the applicable exchange or inter-dealer quotation system; (b) any registration or other qualification of such shares of Common Stock of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (c) obtaining any other consent, approval or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any shares of Common Stock, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding and conclusive. The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules and regulations.
7.Covenants of Participant.
a.Confidentiality. The Participant acknowledges that the Participant has and will have knowledge of certain trade secrets of the Company and its affiliates, including information concerning the Company and its affiliates’ businesses, operations, future plans, methodologies and customers. The Participant shall hold in a fiduciary capacity for the benefit of the Company and its affiliates all secret or confidential information, knowledge or data relating to the Company and its affiliates and their respective businesses, which shall have been obtained by the Participant during the Participant’s employment and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation of this Section 7). After termination of the Participant’s employment, the Participant shall not, without prior written consent or as may otherwise be required by law or legal process (provided adequate notice of and opportunity to challenge or limit the scope of disclosure purportedly so required has been provided by the Participant), allow others to use to their personal advantage, communicate or divulge any such information, knowledge or data to anyone other than the Company and its affiliates and those designated by it or to an attorney retained by the Participant to provide legal advice with respect to this Section 7 and who has agreed to keep such information confidential.
b.Non-Solicitation of Employees. While employed by the Company and its affiliates and for a period of twelve months after the date of Termination of Service for any reason, the Participant shall not, directly or indirectly, on behalf of the Participant or any other person, solicit for employment or hire (other than for the Company and its affiliates) any Person known by the Participant to be employed by the Company and its affiliates at the time of such solicitation or hiring or within the twelve-month period immediately preceding thereto.
c.Forfeiture; Recoupment. Upon any breach of the covenants contained in this Section 7 by the Participant, the Company may cause all outstanding vested and unvested Awarded Units to be forfeited without compensation, or may require the Participant to repay to the Company the value received by the Participant pursuant to any previously vested and settled Awarded Units. This remedy shall be in addition to any other remedy that the Company may have, including, without limitation, injunctive relief pursuant to Section 7.d below.
d.Injunctive Relief Available. The Participant acknowledges that a violation on the Participant’s part of any of the covenants contained in this Section 7 would cause immeasurable and irreparable damage to the Company and its Affiliates. Accordingly, the Participant agrees that the Company and its affiliates shall be entitled to seek injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have. The Participant agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Section 7 is void or constitutes an unreasonable restriction against the Participant, such provisions shall not be rendered void but shall apply to such extent as such court may determine constitutes a reasonable restriction under the circumstances.

e.Whistleblower Protection. Nothing contained in this Agreement is intended to, or shall be interpreted in a manner that does, limit or restrict the Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934, as amended) or prohibit the Participant from filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the Participant’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Nothing in this Agreement requires the Participant to waive any monetary award or other payment that he might become entitled to from any governmental agency or entity.
f.Trade Secrets Disclosure. The Company hereby informs Executive that, notwithstanding any provision of this Agreement to the contrary, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
g.Participant Acknowledgments and Agreements. The Participant agrees that the covenants contained in this Section 7 are reasonable and properly required for the adequate protection of the businesses and goodwill of the Company and its affiliates. The Participant agrees not to challenge or contest the reasonableness, validity or enforceability of any limitations and obligations contained in this Section 7.
8.Taxes and Withholding.
a.No later than the date as of which an amount with respect to this Agreement first becomes includible in the gross income of the Participant or subject to withholding for federal, state, local or foreign income or employment or other tax purposes, the Participant shall pay to the Company or the applicable affiliate, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by Applicable Law and regulations to be withheld with respect to such amount. Unless the Participant has made separate arrangements satisfactory to the Company, the Company may elect, but shall not be obligated, to withhold shares of Common Stock deliverable upon vesting of the Awarded Units having a Fair Market Value on the date of withholding equal to the minimum amount (or, if permitted by Applicable Law and the Company, such higher withholding rate to the extent consistent with equity accounting in accordance with Generally Accepted Accounting Principles) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Agreement and the Plan shall be conditional on compliance by the Participant with this Section 8.a, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise payable to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with shares of Common Stock.

b.This Award is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Award be administered in all respects in accordance with Section 409A of the Code. Each payment hereunder shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any settlement hereunder with respect to amounts that constitute nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), any amounts hereunder that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of a Participant’s Termination of Service during the six-month period immediately following such Termination of Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Termination of Service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the Termination of Service and before the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.
9.Notices.
All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by e-mail, electronic, facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Participant:  At the most recent home address and/or e-mail address maintained by the Company in its personnel records.
If to the Company:

Mechanics Bancorp
1111 Civic Drive
Walnut Creek, CA 94569
Attention:  James Reeve, SVP, Director of Total Rewards
Email: James_Reeve@mechanicsbank.com

or to such other address, e-mail, or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 9.  Notice and communications shall be effective when actually received by the addressee.
10.Successors and Assigns.
The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees and successors in interest, and upon the Company and its successors and assignees.  Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.

11.Laws Applicable to Construction.
The interpretation, performance and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without reference to principles of conflict of laws.  In addition to the terms and conditions set forth in this Agreement, this Award is subject to the terms and conditions of the Plan, as it may be amended from time to time, which are hereby incorporated by reference.
12.Severability.
The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
13.Conflicts and Interpretation.
In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern, including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (a) interpret the Plan; (b) prescribe, amend and rescind rules and regulations relating to the Plan; and (c) make all other determinations deemed necessary or advisable for the administration of the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any question arising under this Agreement.
14.Amendment.
This Agreement may be unilaterally amended or modified by the Committee at any time; provided that no amendment or modification shall, without the Participant’s written consent, materially impair the rights of the Participant as provided by this Agreement, except such an amendment made to cause the terms of this Agreement or the Awarded Units granted hereunder to comply with Applicable Law (including tax law), securities exchange or inter-dealer quotation listing standards or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
15.Clawback.
All Awarded Units granted pursuant to this Agreement shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries or affiliates as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries or affiliates as in effect from time to time.
16.Headings.
The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17.Counterparts.
This Agreement may be executed in multiple counterparts, which together shall constitute one and the same Agreement. A manually or electronically signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
18.Electronic Delivery and Acceptance.
The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.
19.Data Privacy.
The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 19. The Company, its affiliates, and the Participant’s employer hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any securities or directorships held in the Company, details of all entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its affiliates may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and its affiliates may each further transfer Data to any third parties assisting the Company or any such affiliate in the implementation, administration and management of the Plan. The Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of securities on the Participant’s behalf to a broker or to other third party with whom the Participant may elect to deposit any securities acquired under the Plan (whether pursuant to the Award or otherwise).
20.Entire Agreement.
This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan, and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set the Participant’s hand.
MECHANICS BANCORP

By:
	Name:	C.J. Johnson
	Title:	Chief Executive Officer &
President

Agreed and acknowledged on ###ACCEPTANCE_DATE###
By: ###PARTICIPANT_NAME###